                                                       BREAKWATER RESOURCES LTD.
[LOGO] Breakwater                           95 Wellington Street West, Suite 950
       Resources Ltd.                                     Toronto, Ont., M5J 2N7
--------------------------------------------------------------------------------


                         MANAGEMENT INFORMATION CIRCULAR
                                 APRIL 15, 2005

THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF BREAKWATER RESOURCES LTD. (THE "CORPORATION") TO BE HELD ON WEDNESDAY, MAY 25, 2005 at 4:00 p.m. (Toronto time) (the "Meeting") at the TSX Conference Centre located at The Exchange Tower, 130 King Street West, Toronto, Ontario M5X 1J2 and at any adjournments thereof for the purposes set out in the accompanying Notice of Meeting.

                             SOLICITATION OF PROXIES

THE ENCLOSED PROXY IS BEING SOLICITED BY THE MANAGEMENT OF THE CORPORATION. THIS SOLICITATION OF PROXIES WILL BE DONE PRIMARILY BY MAIL BUT PROXIES MAY ALSO BE SOLICITED PERSONALLY, BY FACSIMILE OR BY TELEPHONE BY OFFICERS, DIRECTORS OR REGULAR EMPLOYEES OF THE CORPORATION FOR WHICH NO ADDITIONAL COMPENSATION WILL BE PAID. THE COST OF THE SOLICITATION WILL BE BORNE BY THE CORPORATION. THE CORPORATION MAY ALSO RETAIN, AND PAY A FEE TO, ONE OR MORE PROFESSIONAL PROXY SOLICITATION FIRMS TO SOLICIT PROXIES FROM SHAREHOLDERS OF THE CORPORATION.

                             APPOINTMENT OF PROXIES

THE PERSONS NAMED AS PROXYHOLDERS IN THE ENCLOSED FORM OF PROXY ARE DIRECTORS AND/OR OFFICERS OF THE CORPORATION. EACH SHAREHOLDER IS ENTITLED TO APPOINT A PERSON, OTHER THAN THE PERSON DESIGNATED IN THE ENCLOSED FORM OF PROXY, AS A PROXY. IN ORDER TO APPOINT SUCH OTHER PERSON, THE SHAREHOLDER SHOULD INSERT SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED ON THE FORM OF PROXY AND DELETE THE NAMES PRINTED THEREON AND deposit the completed proxy at the office of the Registrar and Transfer Agent of the Corporation, Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 no later than 5:00 p.m. (Toronto time) on May 23, 2005. IN THE ABSENCE OF ANY SUCH SPECIFICATIONS, THE MANAGEMENT NOMINEES, IF NAMED AS PROXY, WILL VOTE IN FAVOUR OF ALL THE MATTERS SET OUT HEREIN.

                               REVOCATION OF PROXY

A Shareholder executing the enclosed form of proxy has the right to revoke the proxy by instrument in writing, including another completed form of proxy, executed by the shareholder or his or her agent duly authorized in writing or, if the shareholder is a corporation, by an officer thereof duly authorized in writing, and deposited at the executive office of the Corporation in Toronto or with Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 no later than 5:00 p.m. (Toronto time) on May 23, 2005 or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof or in any other manner permitted by law. Non-registered shareholders must contact their broker, other agent or intermediary in order to revoke a proxy.

EXERCISE OF DISCRETION BY PROXIES

The shares represented by proxies in favour of management nominees will be voted in accordance with the instructions of the shareholder on any ballot that may be called for and, if a shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the shares represented by proxy shall be voted accordingly. IF A SPECIFICATION IS NOT MADE WITH RESPECT TO ANY MATTER THE PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR THE ELECTION OF INDIVIDUALS LISTED HEREIN AS DIRECTORS OF THE CORPORATION AND FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS OF THE CORPORATION. The enclosed form of proxy also confers discretionary authority upon the persons named therein to vote with respect to any amendments or variations to the matters identified in the Notice of Meeting and with respect to any other matters which may properly come before the Meeting in such manner as the nominee in his judgment may determine. At the date hereof, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

                                VOTING OF SHARES

A holder of common shares of the Corporation (the "Common Shares") may own such shares in one or both of the following ways. If a shareholder is in possession of a physical share certificate, such shareholder is a "registered" shareholder and his or her name and address are maintained by the Corporation through its transfer agent, Computershare Trust Company of Canada. Only a registered shareholder may vote a proxy in his or her own name in accordance with the instructions appearing on the enclosed form of proxy and/or a registered shareholder may attend the Meeting and vote in person. Because a registered shareholder is known to Corporation and its transfer agent, his or her account can be confirmed and his or her vote recorded or changed if such registered shareholder has previously voted. This procedure prevents a Shareholder from voting his or her shares more than once. Accordingly, only the registered shareholder's latest dated proxy will be valid.

Shareholders who are not registered shareholders should refer to section below entitled "Notice to Beneficial Shareholders."

                        NOTICE TO BENEFICIAL SHAREHOLDERS

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF THE CORPORATION, AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD COMMON SHARES OF THE CORPORATION IN THEIR OWN NAME, AND THUS ARE CONSIDERED NON-REGISTERED SHAREHOLDERS. Shareholders who do not hold their Common Shares in their own name ("Beneficial Shareholders") should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the shareholder's name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the shareholder's broker or an agent of that broker or another similar entity (called an "Intermediary"). Common Shares held by an Intermediary can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, Intermediaries are prohibited from voting shares. BENEFICIAL SHAREHOLDERS SHOULD ENSURE THAT INSTRUCTIONS RESPECTING THE VOTING OF THEIR COMMON SHARES ARE COMMUNICATED IN A TIMELY MANNER AND IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BY THEIR INTERMEDIARY.

In accordance with the requirements of National Instrument 54-101, arrangements have been made with Intermediaries to forward the Notice of Meeting, this Management Information Circular and the form of proxy to the Beneficial Shareholders. Applicable regulatory rules require Intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders meetings. EVERY INTERMEDIARY HAS ITS OWN MAILING PROCEDURES AND PROVIDES ITS OWN RETURN INSTRUCTIONS TO CLIENTS, WHICH SHOULD BE CAREFULLY FOLLOWED BY BENEFICIAL SHAREHOLDERS IN ORDER TO ENSURE THAT THEIR COMMON SHARES ARE VOTED AT THE MEETING.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of their Intermediary, a Beneficial Shareholder may attend at the Meeting as proxyholder for the Intermediary and vote the Common Shares in that capacity. BENEFICIAL SHAREHOLDERS WHO WISH TO ATTEND THE MEETING AND INDIRECTLY VOTE THEIR COMMON SHARES AS A PROXYHOLDER SHOULD ENTER THEIR OWN NAMES IN THE BLANK SPACE ON THE FORM OF PROXY PROVIDED TO THEM BY THEIR INTERMEDIARY AND TIMELY RETURN THE SAME TO THEIR INTERMEDIARY IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BY THEIR INTERMEDIARY, WELL IN ADVANCE OF THE MEETING.

ALL REFERENCES TO SHAREHOLDERS IN THIS MANAGEMENT PROXY CIRCULAR AND THE CORPORATION IN FORM OF PROXY AND NOTICE OF MEETING ARE TO REGISTERED SHAREHOLDERS UNLESS SPECIFICALLY STATED OTHERWISE.

                 VOTING SECURITIES AND PRINCIPAL HOLDER THEREOF

The Corporation is authorized to issue an unlimited number of Common Shares and 200,000,000 preferred shares, issuable in series. There are no preferred shares outstanding. As at April 15, 2005 there were 367,413,898 Common Shares outstanding. Each Common Share entitles the holder of record thereof to one vote at all meetings of shareholders of the Corporation, except at meetings at which only holders of another class or series of shares of the Corporation are entitled to vote.

As at March 31, 2005, to the knowledge of the directors and officers of the Corporation, the only person, firm or corporation which beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Corporation carrying more than 10% of the voting rights attaching to any class of voting securities of the Corporation is as follows:

----------------------------------------- --------------------------- -----------------------------
       Name and Municipality                                                  Percentage of
           of Residence                     Number of Common Shares     Outstanding Common Shares
----------------------------------------- --------------------------- -----------------------------
Dundee Corporation(1) Toronto, Ontario           52,078,651(2)                    14.17%
----------------------------------------- --------------------------- -----------------------------

(1) Dundee Corporation also holds 30,801,410 warrants to purchase Common Shares at $0.20 per share and 1,000,000 warrants to purchase Common Shares at $0.19 per share.
(2) 51,893,651 Common Shares are held indirectly through a wholly-owned subsidiary of Dundee Corporation and 185,000 Common Shares are held in accounts, managed by subsidiaries of Dundee Corporation

                                   RECORD DATE

Registered holders of Common Shares of the Corporation as at the close of business (Toronto time) on April 11, 2005, being the date set by the Corporation for the determination of the registered holders of Common Shares who are entitled to receive the notice of Meeting (the "Record Date"), will be entitled to exercise the voting rights attaching to the Common Shares in respect of which they are so registered at the Meeting, or any adjournment thereof, if present or represented by proxy thereat.

                             BUSINESS OF THE MEETING

A)      ELECTION OF DIRECTORS

Under the Corporation's articles and the CANADA BUSINESS CORPORATIONS ACT a majority of the votes cast the Meeting (in person or by proxy) is required in order to elect directors and to pass the resolutions referred to in the Notice of Meeting.

The management proposes the seven persons named hereinafter as nominees for election as directors for the ensuing year. The by-laws of the Corporation provide that the mandate of directors will be one year and will end on the date of the next annual meeting or when their successors are elected.

ALL OF THE NOMINEES ARE CURRENT DIRECTORS OF THE CORPORATION AND HAVE BEEN DIRECTORS SINCE THE DATES INDICATED BELOW. UNLESS THE SHAREHOLDER DIRECTS THAT HIS OR HER COMMON SHARES BE OTHERWISE VOTED OR WITHHELD FROM VOTING IN CONNECTION WITH THE ELECTION OF DIRECTORS, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY WILL VOTE FOR THE ELECTION OF THE SEVEN NOMINEES WHOSE NAMES ARE SET FORTH BELOW.

The names of the nominees, their position with the Corporation, their principal occupation during the last five years, the dates upon which they became directors of the Corporation and the number of Common Shares beneficially owned by them, directly or indirectly, or over which control or direction is exercised by them as of March 31, 2005 are as follows:

----------------------------- -------------------- --------------------------------- ------------------ ----------------
                                                                                                        COMMON SHARES
                                                                                                        HELD OR OVER
NAME,                                                                                                   WHICH CONTROL
PROVINCE AND COUNTRY OF       POSITION WITH                                          DATE ELECTED       OR DIRECTION
RESIDENCE                     CORPORATION          PRINCIPAL OCCUPATION              DIRECTOR           IS EXERCISED
----------------------------- -------------------- --------------------------------- ------------------ ----------------
Ned Goodman                   Chairman             President and Chief Executive     November 29, 2004        1,376,937
Ontario, Canada and Quebec,   Director             Officer, Dundee Corporation;
Canada                                             Chairman, President and Chief
                                                   Executive Officer, Dundee
                                                   Wealth and DWM Inc.; and
                                                   Chairman of Goodman & Company,
                                                   Investment Counsel Ltd.
----------------------------- -------------------- --------------------------------- ------------------ ----------------
Garth A.C. MacRae (1)         President, Chief     Officer of the Corporation        Sept. 9, 1993              500,000
Ontario, Canada               Executive Officer
                              and Director         Corporate Director
----------------------------- -------------------- --------------------------------- ------------------ ----------------
Donald K. Charter (2)         Director             Executive Vice President,         June 14, 1999               41,560
Ontario, Canada                                    Dundee Corporation and Dundee
                                                   Wealth Management Inc., a
                                                   financial service company, and
                                                   Chairman and Chief Executive
                                                   Officer, Dundee Securities
                                                   Corporation, an investment
                                                   dealer
----------------------------- -------------------- --------------------------------- ------------------ ----------------
Jonathan C.  Goodman (3)      Director             President and Chief Executive     June 19, 2001               80,850
Ontario, Canada                                    Officer, Dundee Precious Metals
                                                   Inc., a gold mining company,
                                                   Director, Dundee Corporation
----------------------------- -------------------- --------------------------------- ------------------ ----------------
Grant Edey (4)                Director             Chief Financial Officer,          March 1, 2005               10,000
Ontario, Canada                                    IAMGOLD Corporation
----------------------------- -------------------- --------------------------------- ------------------ ----------------
A. Murray Sinclair, Jr. (5)   Director             President, Quest Ventures Ltd.,   Nov. 20, 1992                  Nil
British Columbia,  Canada                          a merchant banking company
----------------------------- -------------------- --------------------------------- ------------------ ----------------
Jan C. Johansson,             Director             President  and  Chief  Executive  July 23, 2004                  Nil
Stockholm, Sweden                                  Officer of Boliden AB
----------------------------- -------------------- --------------------------------- ------------------ ----------------

(1)     MEMBER OF THE AUDIT AND HEDGING COMMITTEES.
(2)     CHAIR OF THE COMPENSATION COMMITTEE.
(3)     MEMBER OF THE AUDIT COMMITTEE.
(4)     CHAIR OF THE AUDIT COMMITTEE
(5)     MEMBER OF THE COMPENSATION AND AUDIT COMMITTEES.

Information on cease trade orders, bankruptcies, penalties or sanctions of any director of the Corporation is incorporated by reference to the section 7.2 entitled "cease trade orders, bankruptcies, penalties or sanctions" in the Annual Information Form dated March 31, 2005 filed on SEDAR at WWW.SEDAR.COM.

B)      APPOINTMENT OF AUDITORS

The auditor of the Corporation is Deloitte & Touche LLP, Chartered Accountants. UNLESS THE SHAREHOLDER DIRECTS THAT HIS OR HER COMMON SHARES ARE TO BE WITHHELD FROM VOTING IN CONNECTION WITH THE APPOINTMENT OF AUDITORS, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE FOR THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITOR OF THE CORPORATION UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSOR IS APPOINTED AND TO AUTHORIZE THE DIRECTORS TO FIX THEIR REMUNERATION.

For the year ended December 31, 2004, the Corporation paid Deloitte & Touche LLP total fees of Cdn.$727,000. These fees comprised $405,000 for audit related services and $247,000 for non-audit services and $75,000 tax compliance services.

                             EXECUTIVE COMPENSATION

The following table sets forth, for the three financial years ended December 31, 2004, December 31, 2003 and December 31, 2002, the aggregate compensation of the President and Chief Executive Officer, the Chief Financial Officer and each of the three most highly compensated executive officers of the Corporation (collectively the "Named Executive Officers").

                                             SUMMARY COMPENSATION TABLE

------------------------------ ------- --------------------------------------------- ----------------- ---------------

                                                    ANNUAL COMPENSATION                 LONG-TERM
                                                                                       COMPENSATION
                                       ---------------------------------------------      AWARDS
                                                                                     -----------------
                                                                        OTHER ANNUAL    OPTIONS UNDER       ALL OTHER
NAME AND PRINCIPAL                           SALARY         BONUS       COMPENSATION  SHARE INCENTIVE  COMPENSATION(2)
POSITION                         YEAR           ($)           ($)             ($)(1) PLAN GRANTED (#)              ($)
------------------------------ ------- ------------- ------------ ------------------ ----------------- ---------------
Garth A.C. MacRae (3)            2004           Nil    100,000(3)               Nil               Nil             Nil
  President and                  2003           N/A           N/A               N/A               N/A            N/Al
  Chief Executive Officer        2002           N/A           N/A               N/A               N/A             N/A
------------------------------ ------- ------------- ------------ ------------------ ----------------- ---------------
Colin K. Benner (5)              2004       489,583       250,000        103,327(5)         1,500,000          15,159
  President and                  2003       500,000       200,000               Nil         1,000,000          13,500
  Chief Executive Officer        2002       408,430    175,000(4)         56,888(5)         1,000,000          13,500
------------------------------ ------- ------------- ------------ ------------------ ----------------- ---------------
Rene R. Galipeau (6)             2004        57,290           Nil               Nil               Nil      277,646 (6)
  Executive Vice President       2003       275,000           Nil               Nil           250,000          13,500
  and Chief Financial Officer    2002       275,000        36,000               Nil           150,000          13,500
------------------------------ ------- ------------- ------------ ------------------ ----------------- ---------------
Richard Godfrey                  2004       214,580     85,000(7)               Nil            75,000          19,035
  Vice President, Finance        2003           N/A           N/A               N/A               N/A             N/A
  and Chief Financial Officer    2002           N/A           N/A               N/A               N/A             N/A
------------------------------ ------- ------------- ------------ ------------------ ----------------- ---------------
William M. Heath                 2004       222,500    139,750(8)               Nil           200,000          14,000
  Vice President,                2003       190,000        47,500               Nil           150,000          13,500
  Administration                 2002       190,000        88,000               Nil           100,000          13,500
------------------------------ ------- ------------- ------------ ------------------ ----------------- ---------------
John B. McCombe                  2004    US$182,291     US$26,250               Nil           700,000    US$76,666(10)
  Vice President,                                       98,500(9)
  Latin American Operations      2003    US$151,667     US$47,500               Nil               Nil    US$77,720(10)
                                 2002    US$130,002           Nil               Nil           100,000    US$82,065(10)
------------------------------ ------- ------------- ------------ ------------------ ----------------- ---------------
J. Steven Hayes                  2004       185,000    99,500(11)               Nil           100,000          19,000
  Vice President, Marketing      2003       166,667        36,000               Nil            75,000          13,500
                                 2002       145,000         5,000               Nil           100,000          13,500
------------------------------ ------- ------------- ------------ ------------------ ----------------- ---------------

(1) Perquisites and other personal benefits are not shown if they did not exceed the applicable disclosure threshold of the lesser of $50,000 and 10% of the total annual salary and bonus of the Named Executive Officer for the financial year.

(2) Except in the case of Messrs. Galipeau and McCombe, these amounts represent any contribution paid by the Corporation during the year with respect to a group RRSP Plan and discretionary health care spending amount.

(3) Compensation is not for full year, Mr. MacRae was appointed the President and Chief Executive Officer (acting) on November 29, 2004 and President and Chief Executive Officer on December 23, 2004.
(4) This bonus comprises a cash payment of $125,000 paid in April of 2003 and the issue, in February 2003, of 200,000 Common Shares from the share bonus plan portion of the share incentive plan of the Corporation, the fair market value of which was $50,000 on the day the compensation was awarded.
(5) Mr. Benner ceased to be an officer of the Corporation on December 23, 2004. Represents a payment in lieu of vacation earned.
(6) Ceased to be an officer of the Corporation on March 19, 2004. This amount comprises (a) $53,000 earned from exercises of stock options; (b) $171,833 on account of severance payments during March 15 and December 31, 2004; (c) $50,000 forgiven loan; and (d) $2,812 contributed to Group RRSP from January 1 to March 11, 2004.
(7) Bonus in the amount of $85,000 was accrued to be paid over three years commencing in January 2006.
(8) Bonus in the amount of $109,000 was accrued to be paid over three years commencing in January 2006.
(9) Bonus in the amount of $98,500 was accrued to be paid over three years commencing in January 2006.
(10) Represents (a) for 2002 and 2003, a US$42,000 housing allowance per annum with the balance applicable to dependent education expenses; and
        (b) for 2004, as a result of Mr. McCombe's foreign posting, a US$45,000 housing allowance and US$31,066 dependent education expenses.
(11) Bonus in the amount of $72,500 was accrued to be paid over three years commencing in January 2006.

The following table sets forth information regarding options granted during the financial year of the Corporation ended December 31, 2004 to the Named Executive Officers.

                              OPTION GRANTS TO DURING THE YEAR ENDED DECEMBER 31, 2004

------------------------- --------------- --------------- --------------- ----------------- --------------------------
                                                                            Market Value
                                             Percent of                    of Securities
                                           Total Options                     Underlying
                          Stock Options      Granted to                    Options on the
                             Granted        Employees in  Exercise Price  Date of Grant(1)
Name                                       Financial Year  ($/security)     ($/security)         Expiration Date
------------------------- --------------- --------------- --------------- ----------------- --------------------------
Garth A.C. MacRae (2)          750,000(2)          11.8%           $0.67       $0.67                    March 8, 2009
------------------------- --------------- --------------- --------------- ----------------- --------------------------
Colin K. Benner (3)             1,500,000          23.7%           $0.67        0.67                    March 8, 2009
------------------------- --------------- --------------- --------------- ----------------- --------------------------
Rene R. Galipeau (4)                    -              -               -         -                                  -
------------------------- --------------- --------------- --------------- ----------------- --------------------------
Richard R. Godfrey                 75,000           1.1%           $0.75       $0.75                February 18, 2009
------------------------- --------------- --------------- --------------- ----------------- --------------------------
J. Steven Hayes                   100,000           1.6%           $0.67       $0.67                    March 8, 2009
------------------------- --------------- --------------- --------------- ----------------- --------------------------
William M. Heath                  100,000           3.2%           $0.75       $0.75                February 18, 2009
                                  100,000                          $0.43       $0.43                   August 2, 2009
------------------------- --------------- --------------- --------------- ----------------- --------------------------
John B. McCombe                   200,000          11.0%           $0.75       $0.75                February 18, 2009
                                  500,000                         $0.485       $0.485                November 8, 2009
------------------------- --------------- --------------- --------------- ----------------- --------------------------

(1) Reflects the closing price of the Common Shares on the Toronto Stock Exchange two trading days after the date of grant.

(2) Mr. MacRae was appointed the President and Chief Executive Officer (acting) on November 29, 2004 and President and Chief Executive Officer on December 23, 2004. The options were granted in his capacity as an executive Chairman of the Corporation but prior to his appointment as the President and Chief Executive Officer.

(3)     Ceased to be an officer of the Corporation on December 23, 2004.

(4)     Ceased to be an officer of the Corporation on March 19, 2004.

The following table sets forth information regarding exercises of options during the financial year of the Corporation ended December 31, 2004 by the Named Executive Officers and the value as at December 31, 2004 of unexercised options held by the Named Executive Officers on an aggregate basis.

                  AGGREGATED OPTION EXERCISES DURING THE FINANCIAL YEAR ENDED ON DECEMBER 31, 2004
                                     AND OPTION VALUES AS AT DECEMBER 31, 2004

------------------------ ----------- ------------- --------------------------- -------------------------------------
                          Securities   Aggregate      Unexercised Options at            Value of Unexercised
                           Acquired      Value                FY-End               in-the-money Options at FY-End
Name                     on Exercise   Realized        December 31, 2004               December 31, 2004(1)
------------------------ ----------- ------------- --------------------------- -------------------------------------
                                                   Exercisable  Unexercisable     Exercisable       Unexercisable
                             (#)          ($)          (#)           (#)              ($)                ($)
------------------------ ----------- ------------- ------------ -------------- ------------------ ------------------
Garth A.C. MacRae(2)         N/A          N/A        750,000(3)     500,000(3)           133,000                Nil
------------------------ ----------- ------------- ------------ -------------- ------------------ ------------------
Colin K. Benner (4)           -            -          3,010,000      1,000,000           600,000                Nil
------------------------ ----------- ------------- ------------ -------------- ------------------ ------------------
Rene R. Galipeau (5)       150,000       57,000         480,000        100,000            38,000                Nil
------------------------ ----------- ------------- ------------ -------------- ------------------ ------------------
Richard R. Godfrey            -            -            158,333        116,667            59,667             25,333
------------------------ ----------- ------------- ------------ -------------- ------------------ ------------------
J. Steven Hayes               -            -            258,333         91,667            52,250              7,125
------------------------ ----------- ------------- ------------ -------------- ------------------ ------------------
William M. Heath              -            -            416,666        183,334            66,667             23,583
------------------------ ----------- ------------- ------------ -------------- ------------------ ------------------
John B. McCombe               -            -            418,334        466,666            52,167             28,333
------------------------ ----------- ------------- ------------ -------------- ------------------ ------------------

(1) Based upon the closing price of the Common Shares on the Toronto Stock Exchange on December 31, 2004 of $0.57.
(2) On November 29, 2004, Mr. MacRae was appointed the President and Chief Executive Officer (acting) and President and Chief Executive Officer on December 23, 2004.
(3) Mr. MacRae's options were granted from 1997 and 2004 in his capacity as a director of the Corporation but prior to his appointment as the President and Chief Executive Officer.
(4)     Ceased to be an officer of the Corporation on December 23, 2004.
(5)     Ceased to be an officer of the Corporation on March 19, 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to compensation plans under which Common Shares are authorized for issue for the financial year of the Corporation ended December 31, 2004.

------------------------------- ---------------------------- ----------------------- -------------------------------
                                 Number of securities to be      Weighted-average    Number of securities remaining
                                  issued upon exercise of       exercise price of     available for future issuance
                                    outstanding options,       outstanding options,     under equity compensation
        PLAN CATEGORY               warrants and rights        warrants and rights     plans (excluding securities
                                            (A)                        (B)             reflected in column (a))(C)
------------------------------- ---------------------------- ----------------------- -------------------------------
Equity compensation plans
approved by securityholders                      12,120,767           $1.23                               8,006,699
------------------------------- ---------------------------- ----------------------- -------------------------------
Equity compensation plans not
approved by securityholders                             N/A             N/A                                     N/A
------------------------------- ---------------------------- ----------------------- -------------------------------
            Total                                12,120,767           $1.23                               8,006,699
------------------------------- ---------------------------- ----------------------- -------------------------------

TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

a) In November 2004, Mr. Benner gave notice of his intention to resign as the President and Chief Executive Officer effective December 23, 2004.
b) Mr. Garth A.C. MacRae was appointed as the interim President and Chief Executive Officer on November 29, 2004 and President and Chief Executive Officer on December 23, 2004.
c) Effective March 11, 2004, Mr. Rene R. Galipeau, Executive Vice President and Chief Financial Officer resigned in order to pursue other interests.
d) Richard R. Godfrey, Vice President, Finance was appointed to the position of Chief Financial Officer

        (Acting). On August 17, 2004, Mr. Godfrey was appointed as the Vice President, Finance and Chief Financial Officer.
e) The Corporation entered into an employment agreement with William Heath in July 2004 which Agreement expires on December 31, 2006. The agreement calls for automatic renewal for two-year terms beyond that termination date unless Mr. Heath's employment with the Corporation is terminated. The Agreement provides that in the event of termination of Mr. Heath's employment without cause, not associated with a change of control, he will be entitled to either 24 months' written notice of termination or pay in lieu of notice, as well as benefits continuation for the 24 month period. If Mr. Heath elects to resign his employment with the Corporation, he will be required to provide no less than one months' written notice of his decision. The agreement defines a "change of control" as the acquisition by any group, other than Dundee Corporation ("Dundee") or an affiliate of Dundee, of sufficient security that the acquiring group establishes the right to cast more than 30 percent of the votes that may be cast to elect directors of the Corporation, AND the exercise of such voting rights causes the incumbent directors of the Corporation to cease to be the majority. In the event of a change of control, Mr. Heath has the unilateral right to terminate his employment by providing notice to the Corporation, at which time he will be paid a lump sum equal to 200% of his base annual salary at the time notice is given plus an amount equal to 200% of the average of any bonuses paid to Mr. Heath in the prior three financial years. In the event that Mr. Heath's employment is terminated without cause following a change of control, he will be entitled to these two payments plus payment in lieu of benefits.

COMPOSITION OF THE COMPENSATION COMMITTEE

The members of the Compensation Committee during the financial year ended December 31, 2004, were Donald K. Charter, Allen J. Palmiere1 and A. Murray Sinclair, Jr. No member of the Compensation Committee was an officer or employee of the Corporation or any of its subsidiaries during the year ended December 31, 2004.

The Compensation Committee makes determinations and recommendations to the directors of the Corporation concerning the cash and incentive compensation of the executive officers of the Corporation. The Compensation Committee, which met twice in 2004, furnished the following report on executive compensation.

                        REPORT ON EXECUTIVE COMPENSATION

The primary goal of the Compensation Committee is to ensure that the compensation provided to the executive officers of the Corporation is determined with regard to the business strategies and objectives of the Corporation, such that the financial interest of the executive officers of the Corporation is consistent with the financial interest of the shareholders of the Corporation. The Compensation Committee strives to ensure that the executive officers of the Corporation are paid fairly and commensurate with their contributions to furthering the strategic direction and objectives of the Corporation. The Compensation Committee reviews, recommends and/or determines all elements of the compensation of the executive officers of the Corporation on an annual basis and periodically retains an independent consultant to evaluate the compensation levels and policies relative to the market for executives in positions similar to those of the executive officers of the Corporation. The Compensation Committee has developed the following executive compensation philosophy and policies to meet the foregoing objectives.

BASE SALARIES. The Compensation Committee recommends base salaries for each of the executive officers of the Corporation on an individual basis, taking into consideration the individual's performance and

--------
1 Allen J. Palmiere resigned from the Board on December 1, 2004.

contributions to the success of the Corporation, tenure in the job, competitive industry pay practices for comparable positions and internal equities among positions. A periodic survey of companies of similar size in terms of sales revenues, lines of business, geographic location and employment levels provides insight into competitive base salaries.

ANNUAL INCENTIVES. The executive officers of the Corporation have an opportunity to earn annual bonuses. Award opportunities vary based on the individual's position and contributions to the performance of the Corporation. Bonuses are paid based on the performance of the individual and the results of the Corporation measured against its annual budget.

LONG-TERM INCENTIVES. The Compensation Committee believes that options to purchase Common Shares encourage the executive officers of the Corporation to own and hold Common Shares and tie their long-term interests directly to those of the shareholders of the Corporation. Under the terms of the share option plan portion of the share incentive plan of the Corporation, the directors of the Corporation, acting on the recommendations of the Compensation Committee, may designate employees, including executive officers, eligible to receive options to acquire such numbers of Common Shares as the directors determine at the then current trading price of the Common Shares on the Toronto Stock Exchange (the "TSX").

When granting options, consideration is given to the exercise price of the aggregate options that would be held by the executive officer of the Corporation after the grant under consideration is made. In determining individual grants of options, the Compensation Committee considers the following factors, among others, the performance and contributions to the success of the Corporation of the executive officer, the relative position of the executive officer, the years of service of the executive officer and past grants of options to the executive officer.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The components of the total compensation of Mr. Colin Benner, the Chief Executive Officer of the Corporation and the manner in which they were reviewed and evaluated by the Compensation Committee were similar to those for other executive officers of the Corporation. Mr. Benner received a base salary and annual incentive compensation based on the performance of the Corporation and his individual performance. The review of Mr. Benner's performance included achieving production targets, strategy and financial performance of the Corporation. In March 2004, Mr. Benner received $200,000 and 1,500,000 options to purchase Common Shares at an exercise price of $0.67, subject to regulatory and shareholder approval, as an incentive bonus payable for 2003. For his contribution during 2004, Mr. Benner was granted a bonus of $250,000 which was paid in February 2005. Mr. Benner resigned on December 23, 2004.

SUMMARY. The Compensation Committee will continue to evaluate the executive compensation programs of the Corporation on an ongoing basis to ensure that the compensation practices and philosophies of the Corporation are consistent with the objective of enhancing shareholder value.

Submitted on behalf of the Compensation Committee:
Donald K. Charter (Chair) and A. Murray Sinclair, Jr., both of whom served on the Compensation Committee during all of the last completed financial year of the Corporation.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The following table shows the yearly percentage change in the cumulative shareholder return on the Common Shares compared to the cumulative total return of the S&P/TSX Composite (formerly the TSE 300 Index) for the past five years assuming an investment of $100 on December 31, 1999.

---------------------------------------------- ------------- ------------ ------------ ----------- ----------- -----------
Cdn. $                                                 1999         2000         2001        2002        2003        2004
---------------------------------------------- ------------- ------------ ------------ ----------- ----------- -----------
Stock Closing Price @ December 31                      3.99         1.45         0.21        0.14        0.64        0.57
---------------------------------------------- ------------- ------------ ------------ ----------- ----------- -----------
Corporation Total Return - Base 2000                    100           36            5           4          16          14
---------------------------------------------- ------------- ------------ ------------ ----------- ----------- -----------
Total Return Index - S&P/TSX Composite               17,977       19,309       16,882       14,782     18,732      21,445
---------------------------------------------- ------------- ------------ ------------ ----------- ----------- -----------
Total Return Index - Base 2000                          100          107           94          82         104         119
---------------------------------------------- ------------- ------------ ------------ ----------- ----------- -----------

The following table is a graphical representation of the above-noted information.



                                [GRAPH OMITTED]



COMPENSATION OF DIRECTORS

Effective January 1, 2004, non-management directors are paid $15,000 per annum compared and $1,000 per meeting of the Board or a Committee attended. Additionally, any non-management chair of a committee of the directors is paid $5,000 per annum. The directors of the Corporation are eligible to participate in the share incentive plan of the Corporation. During 2004, except for Garth MacRae, each non-executive director was granted 200,000 stock options. Ned Goodman and Grant Edey were granted 200,000 stock options in 2005. The exercise price of the stock options is the TSX closing price after two trading days from the date of the grant of the options.

The following table sets forth information regarding amounts paid to non-management directors of Breakwater for their services as directors during the financial year of the Corporation ended December 31, 2004:

---------------------------- --------------------------- -----------------------------
Director                       Board Meetings Attended    Committee Meetings Attended
---------------------------- --------------------------- -----------------------------
Ned Goodman (1)                          N/A                         N/A
---------------------------- --------------------------- -----------------------------
Gordon F. Bub (2)                         8                          N/A
---------------------------- --------------------------- -----------------------------
Donald K. Charter (3)                     4                           2
---------------------------- --------------------------- -----------------------------
Jonathan C. Goodman (4)                   8                           1
---------------------------- --------------------------- -----------------------------
Grant A. Edey (5)                        N/A                         N/A
---------------------------- --------------------------- -----------------------------
Jan C. Johansson (6)                      1                          N/A
---------------------------- --------------------------- -----------------------------
Allen J. Palmiere (7)                     7                           3
---------------------------- --------------------------- -----------------------------
A. Murray Sinclair, Jr. (8)               6                           4
---------------------------- --------------------------- -----------------------------
Garth A.C. MacRae (9)                     9                           5
---------------------------- --------------------------- -----------------------------

1       Appointed on November 29, 2004.
2       Ceased to be a director on January 4, 2005
3       Chair of Compensation Committee.
4       Member of the Audit Committee.
5       Appointed on March 1, 2005
6       Appointed on July 23, 2004.
7 Member of the Audit and Compensations Committees. Ceased to be a director on December 1, 2004.

8       Member of the Audit and Compensation Committees.
9 Member of the Audit and Hedging Committees. Until November 29, 2004, Mr. MacRae was the Executive Chairman of the Board. In that capacity he was paid a retainer fee of $50,000.

From time to time, ad hoc committees of the board are formed as necessary to deal with specialized requirements of the Corporation.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Corporation maintains directors' and officers' liability insurance for the directors and officers of the Corporation providing coverage in the amount of $25,000,000 in each policy year. The deductible amount on the policy is $250,000 and the total annual premium in 2005 was $254,000.

                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

The following table sets forth details of the indebtedness to, or guaranteed or supported by, the Corporation or any of its subsidiaries of each director and executive officer of the Corporation and each associate of any such director or executive officer for the financial year of the Corporation ended December 31, 2004.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

------------------------------- --------------- ---------------- --------------- ------------- --------------
                                                Largest Amount    Financially                     Amount
                                                  Outstanding       Assisted                     Forgiven
                                 Involvement      During Year      Securities                   During Year
                                of Corporation       Ended         Purchases                       Ended
Name and                        or Subsidiary    December 31,     During 2003    Security for  December 31,
Principal Position                                   2004             (#)        Indebtedness      2004
------------------------------- --------------- ---------------- --------------- ------------- --------------
Rene R. Galipeau (1)                Lender            Nil             None           None       $50,000(2)
  Executive Vice President
  and Chief Financial Officer
------------------------------- --------------- ---------------- --------------- ------------- --------------

(1)     Ceased to be an officer of the Corporation on March 19, 2004.
(2) Pursuant to a demand promissory note dated December 16, 1994 Mr. Galipeau agreed to repay to the Corporation $50,000 plus 10% p.a. interest commencing December 16, 1994 to the date of repayment in full. These funds were loaned to enable Mr. Galipeau to purchase 25,000 Common Shares of the Corporation. The accrued interest was paid until December 31, 1997 thereafter it became a non-interest bearing loan. On March 11, 2004, this debt was retired.

The following table sets forth details of the aggregate indebtedness to, or guaranteed or supported by, the Corporation or any of its subsidiaries of employees of the Corporation or any of its subsidiaries for the financial year of the Corporation ended December 31, 2004.

INDEBTEDNESS OF EMPLOYEES

----------------------------------------------------------------------------------------------------
                                       AGGREGATE INDEBTEDNESS ($)
----------------------------------------------------------------------------------------------------
            Purpose               To the Company or its Subsidiaries        To Another Entity
------------------------------- ------------------------------------- ------------------------------
Share Purchases                                    -                                 -
------------------------------- ------------------------------------- ------------------------------
Other(1)                                        $50,000                              -
------------------------------- ------------------------------------- ------------------------------

(1) This loan related to relocation of Mr. St-Pierre's Langlois mine to Bouchard-Herbert mine. It is interest free and was made for the purpose of purchasing an accommodation. It is repayable within 30 days of leaving his employment.

             INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

The only material transactions entered into since January 1, 2004 or proposed to be entered into that have affected or are expected to materially affect the

Corporation or any of the affiliates of the Corporation involving an officer or director of the Corporation, the principal shareholder of the Corporation or any associate or affiliate of any such persons or companies are as follows:

a) In late 1998, the Corporation and Dundee Securities Corporation ("DSC") entered into an agreement for DSC to act as the exclusive financial advisor to the Corporation. The agreement was for an initial term of one year and thereafter year to year until cancelled, and provided the Corporation with the right to cancel the agreement. The Corporation was obligated to pay to DSC a monthly work fee of $25,000 up to a maximum of $250,000 per annum and an advisory fee of up to one percent of the value of any transaction (the amount being dependent on the type of transaction) completed by the Corporation and 1/2% of any equity or debt financing. Pursuant to the terms of the agreement, the Corporation was obligated to pay DSC a fee of $543,000 in connection with the acquisition of the Bouchard-Hebert Mine and the Langlois Mine by the Corporation in May 2000, a fee of $715,000 in connection with the refinancing of the Corporation in April 2000 resulting in the Syndicated Credit Facility, a fee of $101,500 in connection with a public offering of Common Shares completed by the Corporation in May 1999 and a fee of $75,000 in connection with a restructuring of the credit arrangements of the Corporation completed in March 1999. The agreement was terminated by the Corporation effective December 31, 2000. The unpaid balance of $1,000,000 for the above fees (unchanged from 2002) was paid in February 2004. Donald K. Charter, a director of the Corporation, is the Chairman and Chief Executive Officer of DSC. DSC is an indirect, partially-owned subsidiary of Dundee Corporation ("Dundee").

b) Under an agreement reached on December 23, 2002, with the Lenders and Dundee, the Corporation, in consideration for restructuring the credit facilities of the Corporation, granted to the Lenders and Dundee the right to purchase 2,000,000 and 1,000,000 Common Shares respectively, at an exercise price of $0.19. Garth A.C. MacRae, the Chairman and a director of the Corporation until March 2004 was the Vice-Chairman of Dundee, Donald K. Charter, a director of the Corporation, is an Executive Vice President of Dundee and Jonathan C. Goodman a director of the Corporation, is a director of Dundee.

c) For the period October 2001 to December 2003, the Corporation accrued expenses of $500,000 for services provided by Dundee which remain unpaid.

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The TSX has adopted corporate governance guidelines that address matters such as the constitution and independence of corporate boards, the functions to be performed by the boards and other matters meant to further sound corporate governance. Listed companies are required to provide a complete description of corporate governance systems, where the listed company differs in its practices from those recommended by the TSX and where the corporate governance practices recommended by the TSX may not be applicable to the specific listed company.

The board of directors of the Corporation believes that sound and appropriate corporate governance practices are important for the effective and efficient operation of the Corporation. In accordance with the disclosure requirements of the TSX the particulars of the Corporation's system of corporate governance are set out in Schedule `A' attached hereto.

                                     GENERAL

Financial information is provided in the Corporation's comparative financial statements and management's discussion and analysis ("MD&A") thereof for the year ended December 31, 2004. Copies of the most recent annual information form, annual report, which includes the MD&A and financial statements for the year ended December 31, 2004 and subsequent interim reports which include interim MD&A and interim financial statements of the Corporation may be obtained by accessing the disclosure documents of the Corporation available at WWW.SEDAR.COM or upon request, from the Secretary of the Corporation, Suite 950, 95 Wellington Street West, Toronto, Ontario M5J 2N7, telephone: 416-363-4798, email:
INVESTORINFO@BREAKWATER.CA, website: WWW.BREAKWATER.CA. The Corporation may require the payment of a reasonable fee in respect of a request therefor made by a person who is not a shareholder of the Corporation.

The contents of this Circular and the sending thereof to the shareholders of the Corporation have been approved by the directors of the Corporation.

                                                 By Order of the Board



April 15, 2005                                   Garth A.C. MacRae
                                                 President and  Chief Executive
                                                 Officer


                                                    SCHEDULE `A'

                                    STATEMENT OF CORPORATE GOVERNANCE PRACTICES

--------------------------------------------------------------------------------------------------------------------
TSX CORPORATE GOVERNANCE GUIDELINE    IS BREAKWATER       REMARKS
                                      ALIGNED?
--------------------------------------------------------------------------------------------------------------------
1. Explicit assumption of responsibility for the stewardship of the Corporation, and specifically for:
--------------------------------------------------------------------------------------------------------------------
A. adoption of a strategic planning   YES                 Management is responsible for developing corporate
process                                                   strategies and making recommendations as to the
                                                          implementation thereof. The directors of the
                                                          Corporation are responsible for reviewing and approving
                                                          such strategies, on a regular basis, and monitoring
                                                          management's success at implementing those strategies
                                                          that meet with the directors' approval.
--------------------------------------------------------------------------------------------------------------------
B. identification of principal        YES                 The directors of the Corporation require management of
risks, and implementing risk                              the Corporation to provide complete and accurate
management systems                                        information with respect to the Corporation's  activities
                                                          and to provide relevant information concerning the
                                                          industry in which the Corporation operates in order to
                                                          identify and manage business risks.
--------------------------------------------------------------------------------------------------------------------
C. succession planning including      YES                 The Compensation Committee, reviews and, where
appointing, training and monitoring                       appropriate, provides recommendations  to the directors
senior management                                         of the Corporation regarding the appointment of officers
                                                          and succession plans for officers.
--------------------------------------------------------------------------------------------------------------------
D. communications policy              YES                 Information regarding  the Corporation is available to
                                                          shareholders via the internet, email, mail, facsimile
                                                          and telephone. Shareholder inquiries are responded to
                                                          on a timely basis by the appropriate officer of the
                                                          Corporation.
--------------------------------------------------------------------------------------------------------------------
E. integrity of internal control      YES                 The Corporation maintains a system of internal controls
and management information systems                        designed to provide reasonable assurance that the
                                                          Corporation's assets are protected and that events and
                                                          transactions are properly recorded as they occur.
                                                          Deloitte & Touche LLP, the independent auditors
                                                          appointed by the shareholders to audit the consolidated
                                                          financial statements, have full and unrestricted access
                                                          to the Audit Committee to discuss their audit and their
                                                          related findings as to the integrity of the financial
                                                          reporting process. During the course of their audit,
                                                          Deloitte & Touche LLP review the Corporation's system of
                                                          internal controls to the extent necessary to render
                                                          their opinion on the consolidated financial statements.

                                                          The directors of the Corporation are responsible for
                                                          ensuring that management fulfills its responsibilities
                                                          for financial reporting and internal control. The board
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                          is assisted in exercising its responsibilities through
                                                          the Audit Committee, which is composed of three
                                                          unrelated directors. The Audit Committee meets
                                                          periodically with management and the independent
                                                          auditors to satisfy itself that management's
                                                          responsibilities are properly discharged, to review the
                                                          consolidated financial statements and to recommend
                                                          approval of the consolidated financial statements to the
                                                          board.
--------------------------------------------------------------------------------------------------------------------
2. Majority of directors  should be   YES                 The Board of Directors currently consists of seven
"unrelated" (independent from                             directors. Of the seven, six directors are "unrelated"
management and free from interfering                      directors.
or conflicting interest)
--------------------------------------------------------------------------------------------------------------------
3. Principles supporting the          YES                 Garth A.C.  MacRae is the President and Chief Executive
determination  of whether a director                      Officer of the Corporation and as such is considered to
is "unrelated"                                            be a related director.

                                                          Ned Goodman, Chairman; Donald K. Charter, Jonathan C.
                                                          Goodman, Grant A. Edey, A. Murray Sinclair, Jr. and Jan
                                                          C. Johansson are considered to be independent of
                                                          management and free of any interest or business
                                                          relationship that may interfere with their judgment.

                                                          No shareholder of the Corporation has the ability to
                                                          exercise a majority of the votes for the election of the
                                                          directors of the Corporation.
--------------------------------------------------------------------------------------------------------------------
4. Appoint a committee responsible    YES                 The responsibility for proposing new nominees to the
for proposing and assessing directors                     board falls to the full board of directors of the
                                                          Corporation. From time to time, ad hoc committees of the
                                                          board are formed as necessary to deal with specialized
                                                          requirements of the Corporation. Currently, the
                                                          governance committee composed of Messrs. Charter and
                                                          Sinclair advises the board.
--------------------------------------------------------------------------------------------------------------------
5. Implement a process for assessing  NO                  The directors of the Corporation did not formally assess
the effectiveness of the board, its                       the effectiveness of the board as a whole, committees of
committees and individual directors                       the board or individual directors.
--------------------------------------------------------------------------------------------------------------------
6. Provide orientation and education  YES                 Orientation and education of new directors is tailored
programs for new directors                                to the new director's background and experience.
--------------------------------------------------------------------------------------------------------------------
7. Examine the size of the board      YES                 The directors of the Corporation have considered the
with a view to the board's                                size of the board with a view to determining their
effectiveness in making decisions                         effectiveness and have concluded that the number of
                                                          directors is appropriate. As the board is presently
                                                          constituted, the directors' skills, backgrounds and
                                                          strengths allow for diverse representation while the
                                                          number of directors is small enough to allow for
                                                          effective deliberation.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
8. Review the adequacy and form of    YES                 From time to time the directors of the Corporation
compensation of directors in light                        review the adequacy and form of compensation of
of risks and responsibilities of an                       directors in order to ensure compensation is commensurate
effective director                                        with the risks and responsibilities the directors assume.
--------------------------------------------------------------------------------------------------------------------
9. Committees - Description of                            The board of directors of the Corporation has three
board committees, mandates,                               committees, the audit committee, the compensation
activities and composition                                committee and the hedging strategies committee. From
                                                          time to time ad hoc committees of the directors may be
                                                          formed as necessary to deal with specific situations.
--------------------------------------------------------------------------------------------------------------------
A. Audit Committee                    YES                 The audit committee is composed of three directors,
                                                          namely, Messrs. Edey (Chair), MacRae and Sinclair.
                                                          Majority of the audit committee members are unrelated
                                                          directors.

                                                          The audit committee is responsible for reviewing the
                                                          Corporation's financial reporting procedures, internal
                                                          controls and the performance of the financial management
                                                          and independent auditors of the Corporation. The audit
                                                          committee also reviews the annual audited financial
                                                          statements and recommends their acceptance to the board.
                                                          (See also 1.e.)
--------------------------------------------------------------------------------------------------------------------
B. Compensation Committee             YES                 The compensation committee is responsible for
                                                          administering the Corporation's share incentive plan and
                                                          reviewing and approving the levels of compensation for
                                                          the senior executives of the Corporation. Currently,
                                                          the Compensation Committee is composed of two unrelated
                                                          directors, namely, Donald K. Charter (Chair) and A.
                                                          Murray Sinclair, Jr.
--------------------------------------------------------------------------------------------------------------------
C. Hedging Committee                  DOES NOT ALIGN      The hedging committee is responsible for formulating and
                                      AS TO               implementing hedging strategies for the Corporation.
                                      COMPOSITION.        Currently, the hedging committee is composed of Messrs.
                                                          MacRae and Godfrey. Mr. Godfrey is a non-director member
                                                          of the hedging committee.
--------------------------------------------------------------------------------------------------------------------
10. Express assumption of             YES                 It is the view of the  board at this time that all of the
responsibility for corporate                              directors of the Corporation should assume responsibility
governance either by the board or a                       for corporate governance issues.
committee thereof
--------------------------------------------------------------------------------------------------------------------

11. A. Define limits to management's responsibilities by developing mandates for:

--------------------------------------------------------------------------------------------------------------------
I. the Board                          YES                 The directors of the Corporation  operate pursuant to the
                                                          mandate set out in the CANADA BUSINESS CORPORATIONS ACT
                                                          that provides that the directors of the Corporation are
                                                          to manage the business and affairs of the Corporation
                                                          and to act with a view to the best interests of the
                                                          Corporation.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
II. the CEO                           YES                 Subject to the authority of the directors of the
                                                          Corporation, the CEO has a mandate to generally
                                                          supervise the business and affairs of the Corporation.
--------------------------------------------------------------------------------------------------------------------
B. Board should approve CEO's         YES                 The directors of the Corporation, in their regular
corporate objectives                                      meetings, assess the performance of management of the
                                                          Corporation, including the CEO. Management of the
                                                          Corporation clearly understands that all transactions or
                                                          matters of a material nature must be presented by
                                                          management to the directors for approval.
--------------------------------------------------------------------------------------------------------------------
12. Establish structures and          YES                 Ned Goodman is Chairman of the board of directors while
procedures to ensure that the board                       Garth A.C. MacRae is the President and Chief Executive
can function independently of                             Officer of the Corporation.
management
--------------------------------------------------------------------------------------------------------------------
13.A. Establish an Audit Committee    YES                 See 9.a. above.
with a defined mandate
--------------------------------------------------------------------------------------------------------------------
B. Audit Committee composed only of   YES                 See 9.a. above.
outside directors
--------------------------------------------------------------------------------------------------------------------
14. Implement a system which          YES                 Individual directors may engage independent,
enables individual directors to                           professional advisors at the Corporation's expense in
engage outside advisors at the                            appropriate circumstances. The Audit Committee approves
Corporation's expense                                     such requests.
--------------------------------------------------------------------------------------------------------------------